As filed with the Securities and Exchange Commission on December 18, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Home Loan Servicing Solutions, Ltd.

(Exact Name of Registrant As Specified in Its Charter)

Cayman Islands	6162	98-0683664
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited (formerly Walkers Corporate Services Limited)

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

Telephone: +(345) 943-3100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William C. Erbey

Home Loan Servicing Solutions, Ltd.

2002 Summit Boulevard, Sixth Floor

Atlanta, Georgia 30319

Telephone: (561) 682-7721

Christopher S. Auguste, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Telephone: (212) 715-9265	Danielle Carbone, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 Telephone: (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-184715

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Ordinary shares, par value $0.01 per share	$72,805,000	$9,930.61

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Includes the offering price of additional shares that the underwriters have the option to purchase.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering ordinary shares, par value $0.01 per share, of Home Loan Servicing Solutions, Ltd., an exempted Cayman Islands company (the “Company”) with a maximum aggregate offering price of $72,805,000.00. This Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-184715) (the “Prior Registration Statement”), initially filed by the Company on November 2, 2012 and which, as amended, was declared effective by the Securities and Exchange Commission on December 18, 2012. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on the 18th day of December, 2012.

HOME LOAN SERVICING SOLUTIONS, LTD.

By:	/s/ John P. Van Vlack
Name:	John P. Van Vlack
Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* William C. Erbey	Chairman of the Board of Directors	December 18, 2012

/s/ John P. Van Vlack John P. Van Vlack	President and Director (Principal Executive Officer)	December 18, 2012

* James E. Lauter	Senior Vice President Chief Financial Officer (Principal Financial Officer and Controller)	December 18, 2012

Director
Kerry Kennedy

* Richard J. Lochrie	Director	December 18, 2012

Director
Robert McGinnis

* David B. Reiner	Director	December 18, 2012

/s/ John P. Van Vlack
John P. Van Vlack, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Walkers, special counsel to the registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Walkers (included in Exhibit 5.1).

24.1	Power of Attorney (previously filed with the Prior Registration Statement).